Exhibit 10.2
RRI ENERGY, INC.
2002 LONG-TERM INCENTIVE PLAN
DIRECTOR COMMON STOCK AWARD
Pursuant to this Award Agreement, as of June 8, 2009, RRI Energy, Inc. (the “Company”) hereby grants to Evan J. Silverstein (the “Participant”), a Director of the Company, 2,715 shares of Common Stock, in lieu of fees otherwise payable to the Participant for services as Chairman of the Special Committee. Such number of shares are subject to adjustment as provided in Section 15 of the RRI Energy, Inc. 2002 Long-Term Incentive Plan (the “Plan”), subject to the terms, conditions and restrictions described in the Plan and in this Agreement.
1.
Relationship to the Plan. This grant of Common Stock is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on this date. Except as defined herein, capitalized terms have the same meanings as under the Plan. If any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan control and, if necessary, the applicable provisions of this Award Agreement are deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant also include the heirs or other legal representatives of the Participant or the Participant’s estate.

2.	Vesting and Forfeiture. The Common Stock granted herein is fully vested and transferable as of the date granted.
3.
Notices. For purposes of this Award Agreement, notices and all other communications must be in writing and will be deemed to have been given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company:	RRI Energy, Inc. 1000 Main Street Houston, Texas 77002 ATTENTION: Corporate Secretary

If to Director:	Evan J. Silverstein c/o Corporate Secretary RRI Energy, Inc. 1000 Main Street Houston, Texas 77002
or to such other address as either party may furnish to the other in writing in accordance with this Section 3.
4.	Successors and Assigns. This Award Agreement is binding upon and inures to the benefit of the Participant, the Company and their respective permitted successors and assigns.

/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer